Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Climb Global Solutions, Inc.

Eatontown, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-257231, 333-237670, and 333-184573) of Climb Global Solutions, Inc. (formerly known as Wayside Technology Group, Inc.) of our reports dated March 16, 2023, relating to the consolidated financial statements and schedule, and the effectiveness of Climb Global Solutions, Inc.’s internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Woodbridge, New Jersey

March 16, 2023